Exhibit 99.1

PARTNERSHIP INTEREST PURCHASE AGREEMENT

This PARTNERSHIP INTEREST PURCHASE AGREEMENT entered into this 22nd day of December 2010 (“Agreement”) by and among MangoSoft, Inc, a corporation organized and existing under the laws of the State of Nevada, and having its principal place of business at 108 Village Square, Suite 315, Somers, New York 10589 (“Buyer”), and Structured Settlements 2009, LLC a limited liability company organized and existing under the laws of the state of Delaware, and having its principal place of business at 26 Court Street, Suite 1104, Brooklyn, New York 11242 and SSI-GP Holding, LLC a limited liability company organized and existing under the laws of the state of Delaware, and having its principal place of business at 26 Court Street, Suite 1104, Brooklyn, New York 11242 (collectively, the “Sellers”) and Structured Settlement Investments, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and having its principal place of business at 4629 State Road, Drexel Hill, Pennsylvania  19126 (the “Company”) pursuant to the following facts:

W I T N E S S E T H:

WHEREAS, Buyer wishes to buy and the Sellers wish to sell to Buyer, on the terms and for the consideration hereinafter provided, one hundred percent (100%) of the limited partnership interest, general partnership interest and other equity and ownership interests of any kind or nature of the Company.

WHEREAS, the Buyer is a fully reporting company under Section 12(g) of the Securities Exchange Act of 1934 (the “34 Act”), the Common Stock of which trades on the Over the Counter Bulletin Board (Symbol MGOF).

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer, Sellers, and the Company hereby agree as follows:

1.           PURCHASE OF THE PARTNERSHIP INTERST OF THE COMPANY.

1.1         Sale of Partnership Interest.  Upon the terms and subject to the provisions of this Agreement the Sellers agree that they will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, except as otherwise set forth herein, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, one hundred percent (100%) of the limited partnership interest, general partnership interest and other equity and ownership interests of any kind or nature (collectively, “Purchased Interest”) of the Company owned by the Sellers.

1.2         Consideration for Sale and Transfer of the Purchased Interest.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Sellers herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Interest to Buyer, Buyer agrees to deliver to the Sellers as and for full and final consider for the Purchased Interest 200,000 shares of restricted common stock of the Buyer (the purchase price for the Purchased Interest is hereinafter referred to as the “Purchase Price”).  Such shares are to be allocated in accordance with Schedule 2.2 hereof. The Seller SSI-GP Holding, LLC shall designate the allocation of the shares issued to it by the Buyer representing the respective share of the Purchase Price.

2.           THE CLOSING AND DELIVERY OF PURCHASE PRICE.

2.1         Closing.  The closing (“Closing”) with respect to the acquisition of the Purchased Interest under this Agreement and all other transactions contemplated hereby shall take place at 10 a.m. Eastern Standard Time on December 13, 2010 at the offices of Buyer (or on such later time and date or place as the parties may agree).  The time and date of the Closing is hereinafter called the “Closing Date.”  The transactions contemplated herein shall be effective as of October 1, 2010 (the “Effective Date”).  All revenue, income and expense following the Effective Date shall be held for the benefit of buyer.

2.2         Payment of the Purchase Price.  At the Closing, the Buyer shall deliver the Purchase Price in the form of 200,000 restricted shares of the Buyer’s common stock in separate certificates to be issued to each general and limited partner as set forth in Exhibit 2.2 hereto (the “Stock Allocation Schedule”).  Each such certificate shall bear the following restrictive legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

2.3         Transfer of Purchased Interest.  At the Closing, the Sellers shall transfer to Buyer or its nominee the Purchased Interest, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever.  The Sellers acknowledge that the Purchased Interest is unique and not otherwise available, and agree that, in addition to any other available remedies, Buyer may seek any equitable remedies to enforce performance by the Sellers hereunder, including, without limitation, an action for specific performance

2.4         Certificates of Good Standing.  At the Closing, Sellers shall deliver Certificates of Good Standing for each of the Sellers and the Company.

3.           REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Sellers, and the Company hereby jointly and severally represent, warrant and agree as of the date hereof and as of the date of the Closing as follows:

3.1         Organization and Qualification of Company.  The Company is duly organized, validly existing and in good standing under the laws of Delaware.  The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it.  Company is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdictions, if any, shown on the Schedule of Jurisdictions attached hereto as Schedule 3.1 and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

As set forth in Section 2.4 above, the Sellers shall deliver at Closing a Certificate of Good Standing for the Company.  The Sellers make no representation that the minute books of the Company are current or contain correct and complete copies of the Certificate of Formation, any Partnership Agreement and Bylaws of the Company, including all amendments thereto and restatements thereof, transfer ledgers reflecting the ownership interests of the Company, and of all minutes of meetings, resolutions and other actions and proceedings of its partners and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all general and limited partners (the “Company Organizational Documents”).  The foregoing notwithstanding, Sellers will make a reasonable and diligent search for, and provide to Buyer, and any all Company Organizational Documents.

3.2         Authority of Company and the Sellers.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of the Sellers and shall be enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Sellers or the Company have been duly authorized by all necessary action of Sellers and, with respect to Company, are within Company’s corporate powers.

The execution, delivery and performance of any such agreement, document or instrument by the Sellers and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Sellers and the Company, except as specifically identified on the Schedule of Breaches, Defaults and Required Consents attached hereto as Schedule 3.2 does not, and will not, with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company under any indenture or loan or credit agreement of any of the Sellers or the Company, or any other agreement, lease or instrument to which the Sellers or the Company is a party or by which the property of the Sellers or the Company is bound or affected;

(ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Interest or any property or assets now owned, leased or used by the Company;

(iii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to the Sellers or the Purchased Stock;

(iv)  violate any provisions of the Certificate of Formation, Partnership Agreement or By-Laws of the Company, or

(v) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.3         Subsidiaries and Investments.  Except as specifically disclosed on the Schedule of Subsidiaries and Investments attached hereto as Schedule 3.3, the Company has no subsidiaries and does not own any securities of or other interests or interests in, any firm, corporation, partnership, joint venture, trust, association, estate, joint stock company, organization, enterprise or entity, except temporary investments in the ordinary course of business.

3.4         Valid Title to Purchased Interest.  The Sellers, in accordance with Schedule 3.4, will deliver to Buyer, valid and marketable title to the Purchased Interests at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.  The Sellers represent and warrant that they have full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by it and the consummation and performance of the transactions contemplated hereby by it are and will be the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with their terms.

3.5         Intentionally Omitted.

3.6         Assets.

(a)         Physical Assets, Cash, Equipment.  All assets of the Company included in Company’s Interim Date Balance Sheet (as hereinafter defined), other than those disposed of since the Interim Date in the ordinary course of business, are at the date of the Closing, are described in Schedule 3.6(a),

(b)         Liens. Except as listed on Schedule 3.6(b) hereto, Company has good and marketable title to all its assets (including, without limiting the generality of the foregoing, those reflected in the Interim Date Balance Sheet (as hereinafter defined), except as since sold or otherwise disposed of in the ordinary and normal course of business on commercially reasonable terms), free and clear of all claims, liens, pledges, charges, mortgages, security interests, encumbrances, equities or other imperfections of title of any nature whatsoever, except for liens for current taxes and assessments not yet due and payable.

(c)         Real Estate.  Except as set forth in the accompanying schedules and documents, the Company is not liable for any of the obligations, including, but not limited to, rent, common area expenses, expenses or fees arising from any lease other than for the office space located at 4629 State Road in Drexel Hill, Pennsylvania.

3.7         Conduct of the Business.  The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or adversely affect: (i) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all respects in the same manner as such business has been conducted by it.  Except as disclosed on the Schedule of Consents, Permits, Authorizations and Security Clearances attached hereto as Schedule 3.7(a), neither Sellers nor the Company is required by any person or governmental authority to obtain any consents, authorizations, licenses, permits, orders, certificates, registrations, qualifications or security clearances for the conduct of Company's business (including qualifications to transact business as a foreign corporation in various states); and, except as set forth on Schedule 3.7(a), the Sellers and the Company have obtained all such consents, authorizations, licenses, permits, orders, certificates, registrations, qualifications and security clearances; the same are valid and subsisting; and, except as set forth on Schedule 3.7(a), the consummation of this Agreement will not invalidate the same. The business and operations of the Company have been conducted in compliance with all applicable statutes, ordinances, orders, rules and regulations of any federal, state or local governmental authority (including without limitation those relating to fair labor practices and standards, equal employment practices and occupational safety and health and federal procurement).  Except as set forth in Schedule 3.7(b), the Company has not failed in any material way to comply with any law, order or regulation, in any way applicable to or affecting the Company's business of any governmental commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over the Company or its operations, including, without limitation, laws, orders and regulations thereof relating to zoning, building codes, antitrust, occupational safety and health, consumer product safety, product liability, hiring, wages, employee benefit plans and programs, collective bargaining and the payment of withholding and Social Security taxes, and the Company has not received any actual written or oral notices or other communication from any such agency with respect to an alleged, actual or potential violation and/or failure of Company to comply with any of the foregoing.

3.8         Financial Statements and Undisclosed Liabilities.

(a)         The Company has delivered to the Buyer its unaudited balance sheet ("Balance Sheet") as of September 30, 2010 (the "Interim Date").  In addition, the Company has delivered to the Buyer all financial statements of the Company for the period ended December 31, 2009 (all of which financial statements are collectively referred to as "Interim Financial Statements").  The Interim Financial Statements and similar balance sheets and statements for periods subsequent to those covered by the Interim Financial Statements are hereinafter referred to as "Financial Statements."  The Company will continue to deliver monthly financial statements to Buyer prior to the date of the Closing, promptly after the same are prepared by the Company.

(b)         All of the Financial Statements:  (i) are true and correct in all material respects and present fairly the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements, and (ii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Company's past practices.

(c)         The Company does not have any indebtedness, liability, claim or obligation of any nature, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise of any kind or nature whatsoever, except: (i) as shown dollar for dollar on the Balance Sheet or incurred in the ordinary course of business on commercially reasonable terms subsequent to the Interim Date; or (ii) commercial obligations to perform pursuant to executory obligations not in default as disclosed pursuant to this Agreement.  To the Best Knowledge of Sellers and the Company, there is no existing condition, situation or set of circumstances which will result in any such liabilities.

3.9         Taxes. To the Best of Sellers knowledge, any amounts stated as provisions for taxes on the Balance Sheet are sufficient for the payment of all federal, state, local and foreign taxes, assessments and other governmental charges or levies, and all employment and payroll-related taxes, including any penalties and interest (collectively referred to in this Agreement as "taxes") thereon, whether or not based upon or measured by, in whole or in part, net income, and whether or not disputed, of the Company accrued for or applicable to all periods ended on or prior to the Interim Date. The Sellers are unaware of any federal or state tax liens assessed as against the Company.  To the best of Sellers knowledge the Company last filed federal, state and local tax returns was for the period ending December 31, 2009.

3.10       Patents, Trade Names, Trademarks and Copyrights.

The Company has no patents, patent applications, trade names, registered or common law trademarks, trademark applications and copyrights owned by or licensed to it.

3.11       List of Contracts.  Except as set forth on Schedule 3.11, the Company is not a party to, nor is any of its properties or assets subject to or otherwise bound by, any:

(a)         Contract with any present or former partner, director, officer or employee, agent or consultant;
(b)         Collective bargaining agreement (or any side agreement, local understanding or settlement agreement relating to any such collective bargaining agreement) or any agreement or contract with any labor union or other employees' association;
(c)         Lease or similar agreements regarding any real property, or personal property, involving annualized payments or potential payments by or to the Company are nothing now or in the future.
(d)         Any contract for the future purchase of commodities, materials, inventory, ingredients, supplies, products, merchandise, services or equipment;
(e)         Bonus, pension, profit-sharing, retirement or any hospitalization, or insurance or similar plan or practice, formal or informal, in effect with respect to employees of the Company or any other person or entity;
(f)          Franchise, dealer, distribution, sales or agency contract or commitment;
(g)         Any other outstanding contract of sale, or any distribution agreement, representative or sales agency agreement, creating any obligation of Company to sell or distribute products;
(h)         Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of the Company or any other person or entity;
(i)          Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for Company;
(j)          Insurance policy;
(k)         Advertising contract or commitment;
(l)          Bank account, lock box or similar depository arrangements;
(m)        Any license or franchise agreement (as licensor/franchisor or licensee/franchisee);
(n)         Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or lease, or lease purchase agreement;

(o)         Any agreement restricting the freedom of the Company or of its employees, to compete in any line of business, in any geographic area or with any person or entity.
(p)         Any other material contracts affecting the Company.
(q)         Any contract of the Company to which the United States government or any agency thereof is a party.
All the contracts and commitments listed in said Schedule 3.11 are valid and binding obligations of the Company and of the other parties thereto in accordance with their respective terms and conditions except as set forth on Schedule 3.11.

There has been no breach or default of any provisions of any such contract, commitment, lease or other agreement by the Company, or to the best knowledge of Sellers, the Company, any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would constitute a breach or default by the Company, or to the best knowledge of Sellers, the Company, by any other party thereto with respect to any such contract or commitment or which would cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, security interest in or upon the Purchased Stock, or the assets of Company.  Buyer has been furnished with true and complete copies of all scheduled contracts and commitments.

3.12       Litigation. There is no action, suit, proceeding or investigations pending against the Company, and, to the best knowledge of Sellers, or Company, there is no threatened action, suit, proceeding or investigation against the Company, nor have Sellers received any written or oral actual notice of any such action, suit, proceeding or investigation.  No judgment, order, writ, injunction or decree or award has been issued by or, to the best knowledge of the Company, or Sellers, requested of any court or governmental agency which might result in an adverse change in the business, property or assets, or in the condition, financial or otherwise, of Company or which might adversely affect the transactions contemplated by this Agreement. The Company has never been subject to any bankruptcy or other insolvency proceedings.

3.13       Absence of Changes.  Since the Interim Date, the Company has conducted no business other than in the course of ordinary business.

3.14       Insurance.  The Schedule of Insurance attached hereto as Schedule 3.14 contains a correct and complete list of all policies (including binders of insurance and including policies that have expired in the last 12 months) held by or on behalf of the Company or relating to its business or any of its assets (specifying the insurer, the amount of coverage, type of insurance, risks insured, any pending claims thereunder and claims history in the last 12 months).  To the best knowledge of the Sellers, such policies are valid and enforceable in accordance with their respective terms and are outstanding and duly in force as of the date hereof.  Except as set forth in Schedule 3.14, there is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required thereby, which has had or reasonably might have a material adverse effect on the enforceability of substantial rights of the Company under any such policy.  There are no claims that are not accrued on the Balance Sheet, and there are no unusual provisions for retroactive or retrospective premium adjustments or cancellation or non-renewal.  No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any policy has been received by the Company. No policy of the Company has been cancelled by the issuer within the last three (3) years.  Except, as set forth on any Schedule hereto, to the Sellers' best knowledge, there is no state of facts and no event has occurred which reasonably might form the basis of any claim against or relating to the Company or its business or operations or any of its assets which are covered by any of such policies, or which might materially increase the premiums (other than general increases and additions to assets covered) payable under any such policy.  Schedule 3.14 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the Company or its business.

3.15       Insider Indebtedness. There is no insider indebtedness to the Company.

3.16       Employee Benefit Plans.  Schedule 3.16 sets forth a complete and accurate description of all employee benefit plans and all collective bargaining agreements relating to employee benefits with respect to which the Company has or may incur any future or contingent obligations, including, without limitation, all plans, agreements, arrangements, or policies relating to deferred compensation, incentive compensation, holiday, vacation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, insurance benefits and all other employee benefit or fringe benefits, including any employee welfare benefit plans and employee pension benefit plans within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively referred to as the "Plans").

3.17           Governmental and Other Approvals.  Except as set forth in Schedule 3.2, all requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all governmental authorities or other parties necessary for the Sellers and the Company to consummate the transactions contemplated by this Agreement will be obtained as of the time of Closing.  The Company has all consents, licenses, permits, registrations, approvals and certificates required under applicable law or regulation, federal, state and local, necessary to the ownership of all of the assets of the Company and necessary to the operation of the Company's business as presently conducted and as presently contemplated.  The Company and its operations have conformed and presently conform to all laws, ordinances, requirements, regulations or orders, including, without limitation, those relating to fair labor practices and standards, equal employment practices, or occupational safety and health applicable to the conduct of the Company's business and the ownership and management of any of its property.

3.18           Certificate of Formation.  The Certificate of Formation of the Company and all amendments thereto have been validly adopted by the general and limited partners of the Company and the Certificate of Formation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.19           Bylaws.  To the best of Sellers’ knowledge, and subject to Section 3.1 above, the Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.20           Financial Advisor.  Sellers have not dealt with any financial advisor, broker or finder in connection with the transactions contemplated herein, and agree to indemnify and hold Buyer harmless in connection with any claims for commissions or other compensation made by any financial advisor, broker or finder claiming to have been employed by or on behalf of Sellers or Company in connection with the transactions contemplated herein.

3.21       Labor Relations.  Except as set forth in Schedule 3.22, (a) the Company is in compliance in all respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company pending or, to the best knowledge of Sellers, or Company, threatened. There are no proceedings pending or, to the best knowledge of Sellers, or Company, threatened before the National Labor Relations Board with respect to the Company; (c) there are no discrimination charges (relating to sex, age, race, national origin, handicap or veteran status) pending before any federal or state agency or authority; (d) there is no labor strike or similar material dispute pending or, to the best knowledge of Sellers, or Company, threatened against or involving the Company; (e) there is no pending representation question involving an attempt to organize a bargaining unit including any employees of the Company and no labor grievance has been filed within the past twelve (12) months with the Company which has had or will have a material adverse effect on the Company; (e) there is no arbitration proceeding under any collective bargaining agreement pending or, to the best knowledge of Sellers, or Company, threatened.

3.22           Disclosure.  No representation or warranty in this and no statement contained elsewhere in this Agreement or in any Schedule, Exhibit, Certificate or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.  There is no fact, which materially and adversely affects, or, to the best knowledge of Sellers, or Company, in the future may materially and adversely affect, the condition of the Company which has not been set forth herein.  With respect to all representations and warranties herein which are made "to the best knowledge of Sellers, or Company," a Seller shall be deemed to have knowledge of any matter or fact (a) if such Seller has actual personal knowledge of such matter or fact, (b) if such Seller has information from which a person of reasonable intelligence would infer that the matter or fact in question exists, (c) if such Seller should have ascertained such matter or fact in the performance of any duty he may have as an officer, director or employee of the Company, if and only to the extent that the failure by such Sellers who are officers, directors or employees of the Company to so ascertain such matter of fact in the performance of any duty he may have as an officer, director or employee of the Company would constitute gross negligence, or (d) if any of the Company's senior management, which shall mean any person at or above the office of Vice President, has actual personal knowledge of such matter or fact.

4.           REPRESENTATIONS AND WARRANTIES BY BUYER.  As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1         Organization and Qualification of Buyer.  Buyer is duly organized, validly existing and in good standing under the laws of the state of Nevada.  Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.  Buyer is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdictions, if any, shown on the Schedule of Jurisdictions attached hereto as Schedule 4.1 and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

4.2         Authority of Buyer.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers.  The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i)          result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;
(ii)         result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;
(iii)        violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or
(iv)        except as set forth in Schedule 3.2 require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3         Governmental Approvals.  Except as set forth on Schedule 4.3, all requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained.

4.4         Financial Advisors.  Buyer has not dealt with any financial advisor, broker or finder in connection with the transaction contemplated herein and agrees to indemnify and hold Sellers harmless in connection with any claims for commissions or other compensation made by any financial advisor, broker or finder claiming to have been employed by or on behalf of Buyer in connection with the transactions contemplated herein.

4.5         Disclosure.  No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Sellers pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.6         Acknowledgment of Disclaimer of Profits.  Buyer expressly acknowledges and agrees that neither the Sellers nor the Company have made any representation or warranty with respect to the future profitability or financial prospects of the Company after the Closing Date.

5.           COVENANTS OF THE SELLERS.

The Sellers covenant and agree as follows throughout the period from the date hereof through and including the Closing:

5.1         Restrictions.  Sellers shall cause the Company to conduct the business and operations in which it is engaged only in the ordinary course and in accordance with sound business practices in substantially the manner in which such business and operations have been previously conducted and, furthermore, without limiting the generality of the foregoing, Sellers shall cause the Company to not (except with the prior written consent of the Buyer):

(a)         Redeem, purchase, repurchase or retire any of the outstanding general or limited partnership interest of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the outstanding general partnership or limited partnership interest of the Company;
(b)         Make or permit any material change in or cease in whole or in significant part its present business;
(c)         Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, know-how, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;
(d)         Incur, enter into, create, assume or permit to exist any indebtedness or liability for borrowed money or any other indebtedness (not including taxes) except: (a) financing arrangements in existence at the date hereof which have heretofore been disclosed to Buyer; (b) indebtedness to Buyer; and (c) accounts payable and accrued liabilities incurred in the ordinary course of business and any other indebtedness incurred in the ordinary course of business;
(e)         Enter into any contract or agreement other than in the ordinary course of business consistent with the Company's past practices, or, amend, modify or terminate any material contract or agreement to which the Company is a party which involves not more than ten thousand dollars ($10,000) in the aggregate;
(f)          Increase or commit to increase, the compensation (including fringe benefits) payable to any officer, director or employee or agent of the Company other than routine increases made in the ordinary course of business consistent with the Company's past practices or pursuant to any collective bargaining agreement; or enter into any fixed term agreement with respect to the employment of any employee;
(g)         Make any change in the Certificate of Formation or Bylaws of the Company;
(h)         Make any change in the authorized or issued and outstanding partnership interests of the Company.
(i)          Grant any options or rights to purchase any securities of the Company;
(j)          Make any alteration in the manner of keeping the books, accounts or records of the Company, or in the accounting practices therein reflected, other than those alterations required by changes in generally accepted accounting principles;
(k)         Enter into any transaction in which any officer or director of the Company or any record or beneficial holder of any securities of the Company has any interest, directly or indirectly except immaterial transactions consistent with the Company's past practices;
(l)          Effect any dissolution, winding up, liquidation or termination of the business of the Company;

(m)         Effect any merger or consolidation of the Company whether or not the Company is the survivor thereof or effect any reorganization or recapitalization;
(n)         Terminate the employment of the auditors of the Company;
(o)         Effect any acquisition by the Company of any interest or participation in any entity of any kind, whether represented by shares or otherwise or effect the formation of a subsidiary or purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except direct obligations of the United States of America, or Certificates of Deposit or equivalent securities issued by financial institutions or investments in securities consistent with the Company's past practices;
(p)         Mortgage, pledge, grant or permit to exist a security interest in or lien or encumbrance on any of its assets or property, real or personal, tangible or intangible, now owned or hereafter acquired except:  (a) liens in favor of Buyer; (b) liens in existence at the date hereof which are set forth on Schedule 3.6(b); and (c) liens arising by operation of law with respect to obligations of the Company not yet due and payable;
(q)         Make any investment in, or make any loan, advance or credit to any person, partnership or corporation, including officers, partners or directors of the company, other than credits and allowances to customers or advances to officers, partners or directors for reasonable travel and entertainment expenses in the ordinary course of business;
(r)          Assume, endorse, guarantee or otherwise become liable for or upon the obligation of any person, partnership, corporation or other entity (other than endorsements for deposit in the ordinary course of business);
(s)         Effect any agreement for the leasing or hire of any real property without regard to the amount of rental therefor or any personal property except in the ordinary course of business;
(t)          Make any change in the executive management of the Company except for termination for cause;
(u)         Without a demonstrably valid business reason, accelerate or defer any item of income or expense of the Company;
(v)         Institute any litigation, claim or other proceeding before any court or governmental agency, except collection actions in the ordinary course of business.

5.2         Notice of Breach.  To the extent Sellers obtain actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Sellers shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Sellers' control.

5.3         Access.  Sellers will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents in the Company's and Sellers' custody, care or control and to have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers or suppliers without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

5.4         No Transfer of Interest.  Sellers shall not sell, transfer, assign, alienate, encumber, pledge or otherwise convey to any person or entity other than Buyer any of the Purchased Interest, or any interest therein.

5.5         Authorization from Others.  Sellers shall use their reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.6         Consummation of Agreement.  Sellers and all their professionals shall use their reasonable efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7         Business Intact; Relationships with Customers and Suppliers.  Sellers and all their professionals shall use their best efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6.           COVENANTS OF SELLERS AND BUYER.

6.1         Regulatory Filings.  Each of the parties hereto and Sellers’ professionals will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency.

6.2         Consummation of Agreement.   Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3         Authorization From Others.  Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7.           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Interest as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1         Representations and Warranties.  The representations and warranties of Sellers set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.2         Performance of Covenants.  Sellers shall have performed all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.3         Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

7.4         Delivery of Certificates and Documents to Buyer. Sellers shall have delivered, or cause to be delivered, to the Buyer certificates as to the legal existence and good standing of the Company and copies of its Certificate of Incorporation, as amended, issued or certified by the Secretary of State of Delaware and/or such other appropriate official thereof.

7.5         Employment Agreements for Directors and Officers.  The only employment agreement maintained by the Company is the employment agreement with the Company’s President Michael Betzig.  All other employees of the Company are employees at will.

7.6         Consents.  Except as otherwise provided in Schedule 3.2, the Sellers and Buyer shall have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the consummation of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements.

7.7         Damage or Destruction.  The property owned or leased by the Company shall not have suffered prior to the Closing Date any loss on account of fire, flood, accident or any other calamity to an extent that would materially interfere with the conduct of its business or materially impair the value of the Company as a going concern, regardless of whether any such loss or losses have been insured against.

7.8         Fairness Opinion.  Buyer shall obtain from an independent valuation company a “fairness opinion” which states that the transactions contemplated herein are fundamentally fair to the existing Stockholders of the Buyer.

7.9         Note with Plaintiff Funding Holding Inc. The Company shall have executed and delivered to the Buyer a Note, Security Agreement and any other agreements, in a form acceptable to the Buyer, restructuring the existing indebtedness of the Company to Plaintiff Funding Holding Inc.

8.           CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO CLOSE.

The obligation of the Sellers to sell the Purchased Interest as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers, of the following conditions:

8.1         Representations and Warranties.  The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Sellers.

8.2         Performance of Covenants.  Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Sellers.

8.3         Corporate Action.  All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Sellers shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer.

8.4         Threatened or Pending Proceedings.  No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5         Delivery of Certificates and Documents to Sellers. The Buyer shall have delivered, or cause to be delivered, to the Sellers certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

8.6         Consents.  Except as otherwise provided in Schedule 3.2, Buyer and Sellers shall (i) each have timely filed all information, reports, applications or notices and satisfied all requests for additional information pursuant to the HSR Act and the 1988 Trade Act and the applicable waiting periods shall have expired and (ii) have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the consummation of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements.

9.           TERMINATION OF AGREEMENT.

9.1         Termination.  At any time prior to the Closing Date, this Agreement may be terminated (i) by the consent of the Buyer and Sellers, (ii) by Sellers if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein (iii) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Sellers in their representations, warranties and covenants set forth herein, (iv) by the Sellers if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (v) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2         Effect of Termination.  If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

9.3         Right to Proceed.  Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Sellers, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4         Notice of Breach.  To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify the Sellers in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

10.         RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1       Survival of Representations and Warranties.  All representations, warranties, covenants and obligations herein or in any Exhibit, Schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement, any investigation at any time made by any party hereto, and the issuance, sale and purchase of the Purchased Stock and payment therefor until one (1) year after the Closing Date (the “Cut-off Date”); provided, however, that (a) the representations and warranties of Sellers contained in Sections 3.1, 3.2, 3.3, and 3.4 shall survive indefinitely after the Closing Date, (b) the representations and warranties of Sellers contained in Section 3.9 shall survive until the expiration of the applicable statutes of limitation as the same may be extended by the Company or Buyer, provided any such extension must be with the prior written approval of Sellers, which approval shall not be unreasonably withheld and (c) the covenants and obligations of the parties contained herein shall be enforceable after the Cut-Off Date subject to any limitations therein set forth. No claim of misrepresentation or breach of any representation, warranty, covenant or obligation may be made by any party hereunder unless notice of such claim is given to the party claimed against on or before the Cut-off Date, or such later survival date as is prescribed for such representation, warranty or covenant in the proviso of the immediately preceding sentence.

10.2       Further Assurances.  From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

10.3       Employee Benefit Plans.  Effective as of the Closing Date, the Buyer will be assigned and will assume all obligations under any and all employee benefit plans (including administration and funding), as defined in Section 3(3) of ERISA, applicable to the Company, including without limitation, the Pension Plan, 401k Plan, medical, dental and/or life insurance plans.  The Buyer shall indemnify and hold harmless the Sellers from and against any and all claims, damages or liabilities of any kind whatsoever arising under any of such employee benefit plans, except any liability resulting from a violation of Sellers representations set forth in Section 3.16. The foregoing indemnity includes all costs, including reasonable attorneys' fees.

11.         INDEMNIFICATION AND SETOFF.

11.1       Indemnification by the Sellers.  The Sellers, the Company hereby agree jointly and severally, to defend, indemnify and hold Buyer, the Company and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys’ fees) which may be sustained or suffered by Buyer or Company arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Sellers in this Agreement.

11.2       Indemnification by the Buyer.  The Buyer hereby agrees to defend, indemnify and hold the Sellers and their respective employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Sellers arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants; provided, however, that (a) no indemnification shall be payable with respect to any claim for breach of any representation, warranty or covenant asserted by any Party after the Cut-Off Date or such later survival date as is prescribed for such representation, warranty or covenant in the proviso of the first sentence of Section 10.1 hereof and (b) no indemnification shall be payable by any Party except to the extent that the total of claims for indemnification  shall exceed the Purchase Price and set forth herein.  The Company is still responsible to protect, indemnify, defend and hold harmless its officers and directors at all times after the change in control.

11.3       Notice; Defense of Claims.  Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim.  Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious.  Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party.  No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12.         NON-DISCLOSURE COVENANTS.

12.1       Disclosure of Information.  It is understood that the business of Company is of a confidential nature.  Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Sellers confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries.  The Sellers agree that they will never divulge or appropriate to their own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures.  The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Sellers' breach of this Agreement or to information previously disclosed by Sellers or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company.  Sellers represent that such confidentiality agreements are contracts between the Company and such prospective buyers and that they provide in pertinent part for inter alia:  a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period after the date of execution of the confidentiality agreement.

12.2       Disclosure of Transaction.  Neither party shall disclose the contents of this Agreement nor the terms of the sale contemplated hereunder without the prior written consent of the other party, except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement relating to or connected with, or arising out of, this Agreement or the matters contained herein, without obtaining the prior approval of the Company to the contents and the manner of presentation and publication thereof.

13.         MISCELLANEOUS.

13.1       Taxes.  Any taxes in the nature of sales or transfer tax, payable on the sale or transfer of all or any portion of the Purchased Interest or the consummation of any other transaction contemplated hereby shall be paid by Buyer.

13.2       Assignability.  Neither this Agreement nor any rights or obligations hereunder, are assignable by Sellers or the Company.  The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder.  In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.3       Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement relating to or connected with, or arising out of, this Agreement or the matters contained herein, without obtaining the prior approval of the Company to the contents and the manner of presentation and publication thereof; provided, however, the parties shall issue a mutually agreed joint press release or statement after the close.

13.4       Section Headings.  The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.5       Waiver.  Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.6       Expenses.  Except as otherwise provided herein, the Buyer and Sellers shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

13.7       Notices.  Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses set forth at the beginning of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

13.8       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Nevada.

13.9       Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10     Validity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11    Execution Capacity of Sellers.  Each of the Sellers hereby acknowledge that their execution of this Agreement as provided below, whether personally or through their attorney-in-fact, shall be in their individual capacities as well as in their capacities as shareholders of the Company.

13.12     Counterparts.  This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

MangoSoft, Inc.

By: /s/ Sean M. Gavin
Sean M. Gavin

Structured Settlements 2009, LLC

By: /s/ Dennis M. Goett
Dennis M. Goett

SSI-GP Holding, LLC

By:  /s/ Harvey Hirschfeld
Harvey Hirschfeld

Structured Settlement Investments, L.P.

By: /s/ Michael Betzig
Michael Betzig

SCHEDULES

Schedule 2.2	Stock Allocation Schedule
Schedule 3.1	Jurisdictions
Schedule 3.2	Breaches, Defaults and Required Consents
Schedule 3.3	Subsidiaries and Investments
Schedule 3.4	Purchased Partnership Interest (Liens and Encumbrances)
Schedule 3.6(a)	Assets
Schedule 3.6(b)	Liens and Encumbrances
Schedule 3.6(e)	Leases
Schedule 3.9	Taxes
Schedule 3.11	Contracts and Commitments
Schedule 3.12	Pending and Threatened Litigation
Schedule 3.14	Insurance

EXHIBITS

Exhibit 3.6(a)	Schedule of the current contracts acquired and not yet sold.
Exhibit 3.6(b)	Promissory Note with Plaintiff Funding Holding, Inc.
Exhibit 3.6(e)	Lease Agreement
Exhibit 3.11(a)	Michael Betzig’s Employment Agreement
Exhibit 3.11(d)	Schedule of pipeline contracts
Exhibit 3.11(i)	Schedule of acquired contracts
Exhibit 7.8	Fairness Opinion

Schedule 2.2

MangoSoft will issue 200,000 shares of its common stock as follows:

1.	199,000 shares to Dennis Goett as owner of Structured Settlements 2009, LLC

2.	1,000 shares to the individuals who comprise SSI-GP Holding, LLC.

Schedule 3.1

The Company is authorized to do business in the State of Pennsylvania in the name of the Company and under the alternate name of “Aspyre Settlement Funding”.

The Company is not registered or authorized to do business in any other state.

Schedule 3.2

None.

Schedule 3.3

The Company has no subsidiaries.

The Company has no investments outside the ordinary course of business.

Schedule 3.4

None.

Schedule 3.6(a)

Attached as Exhibit 3.6(a) is a schedule of the current contracts acquired, and not yet sold, in the ordinary course of the Company’s business.

Schedule 3.6 (b)

The company has an outstanding loan with Plaintiff Funding Holding, Inc.  Attached as Exhibit 3.6(b) is a copy of the promissory note for such loan.

Schedule 3.6(e)

The Company has a Lease agreement which continues through January 31, 2011.  Attached as Exhibit 3.6(e) is a copy of the current Lease.

Schedule 3.9

The Company has filed its required federal and state tax returns through the period ending December 31, 2009.

Schedule 3.11

(a)
The Company has employment agreements with: Michael Betzig; Douglas Haley; Maria Pia Falcon; and Nelson Vecchione. Other than Michael Betzig who’s employment with the Company is to continue through December 31, 2013, all other employment contracts provide employment “at will”. A copy of Michael Betzig’s employment agreement is attached as Exhibit 3.11(a).

(b)	The Company has entered into a Lease agreement with Robert M. Reber. The term of the Lease expires on January 31, 2011

(d)	The Company in its normal course of business is negotiating the acquisition of future contracts as set forth in Exhibit 3.11(d) below.

(i)
The Company has entered into the following contracts: (i) Spin Six Strategic Marketing Design for the creation of a “pay per click” program; (ii) Computer & Network Paramedics for the maintenance of the Company’s computer systems; (iii) CRM Manager for salesforce and marketing assistance. The Company in its normal course of business has acquired certain contracts as set forth in Exhibit 3.11(i) below.

(j)	The Company maintains a key man life insurance policy on Michael Betzig in the amount of $1,500,000. The term of the policy is for ten years and commenced in August 2010.

(o)	The Company has restrictive covenants, including agreements not to compete, in the agreements set forth in subsection (a) above.

Schedule 3.12

None.

Schedule 3.14

The Company maintains a key man life insurance policy on Michael Betzig in the amount of $1,500,000.  The term of the policy is for ten years and commenced in August 2010.

Exhibit 3.6(a)

Exhibit withheld for confidentiality reasons.  A copy may be requested from Buyer, MangoSoft, Inc.

Exhibit 3.6(b)

PROMISSORY NOTE

$2,170,471.33	Brooklyn, New York
December 22, 2010

For value received, the undersigned (“Maker”) promises to pay to the order of Plaintiff Funding Holding, Inc. d/b/a Law Cash, or its assigns (the “Holder”) on or before December 31, 2015 (the “Maturity Date”), the principal sum of two million, one hundred and seventy thousand, four hundred seventy-one dollars and thirty-three cents United States Dollars ($2,170,471.33), together with interest, if any, on any and all principal amounts remaining unpaid hereunder, from time to time outstanding, from the date hereof until payment in full.

1.             Interest and Principal

1.01       Interest.  Interest at the rate of 1.53% per annum, compounded annually, shall accrue on the principal of this Note.

1.02       Payment.  The principal payable under this Note shall be payable in four installments on the following dates: December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015.  The amount of the each installment payment shall be calculated as the greater of: (i) 25% of the initial principal balance, or (ii) 10% of the operating profit of Structured Settlements Investments, L.P., or any successor entity thereof.  All interest under this Note shall be compounded annually, accrued, and paid on the Maturity Date.

1.03       Prepayment.  This Note may be prepaid, without premium or penalty.

1.04       Delivery of Payment.  All payments made hereunder shall be made to the Holder at any address which Holder may from time to time designate in writing to the Maker.  If any payments are required to be made on a day that is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day.  “Business Day” shall mean a day other than Saturday, Sunday and any day that shall be in the State of New York a legal holiday.

1.05       Late Charge for Overdue Payments.  If the Holder has not received any payment within 15 days after its due date, Maker shall pay the Holder a late charge of 1% of the payment then due.  This charge shall be paid with the late payment.

2.             Agreements.

2.01       Offset.   Maker, or any parent corporation of the Maker (including MangoSoft, Inc. and Structured Settlements 2009, LLC), may offset any and all other obligations of the Holder to the Maker, or any parent corporation of the Maker: (i) under the terms of a certain Partnership Interest Purchase Agreement made by and between Maker and MangoSoft, Inc., against the obligations of Maker under this Note; and (ii) the actual costs, including, but not limited to reasonable attorney’s fees and costs incurred by the Maker, or any parent corporation of the Maker, to defend any legal action or proceeding instituted by Englander Capital to collect upon, or enforce, a judgment obtained by Englander Capital, on or about October 19, 2010, in the matter of Englander Capital v. Law Cash Structured Settlements (New York Supreme Court, New York County, Index Number 603067/09) together with any amounts required to be paid by the Maker, or any parent corporation of the Maker, to resolve any such action.  Holder must be provided with written notice of any attempt by Englander Capital to collect on, or enforce, the above-referenced judgment.  Any settlement or other resolution of any attempts by Englander Capital to collect on, or enforce, the judgment must be approved by Holder, which approval shall not be unreasonably withheld. Holder shall also approve of any legal representation in connection therewith and the terms of any retainer agreement.

2.02       No Obligation of Parent.  No parent corporation shall be obligated to the repayment of this Note and all obligations shall remain only and exclusively by the Maker and/or any successor thereto.

2.03       No Assignment.    This Note may not be assigned without the written consent of Maker and Holder.

3.             Collateral.

3.01       The Maker pledges no collateral to secure this Note.

4.             Defaults and Remedies.

4.01       Events of Default.  An “Event of Default” shall occur if:

(a)	the Maker fails to make any payment of principal and/or interest under the terms of this Note within thirty (30) days after its due date; or

(b)	the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for the period of thirty (30) days after the notice to the Maker; or

(c)	the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(i)	commences a voluntary case;

(ii)	consents to the entry of an order against it for relief in an involuntary case; or

(iii)	makes a general assignment for the benefit of its creditors; or

(d)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Maker in an involuntary case;

(ii)	appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Company; or

(iii)	orders a liquidation of the Maker’s assets.

The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law.  The term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

4.02       Acceleration.  If an Event of Default occurs, the Holder of this Note may, by notice to the Maker, declare the principal and accrued interest, if any, on this Note to be immediately due and payable.

5.             Miscellaneous

5.01       Notice of Presentment and Demand.  The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note.

5.02       Jurisdiction, Venue and Interpretation. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (NOTWITHSTANDING ANY LAWS GOVERNING CONFLICTS OF LAWS) OF THE STATE OF NEW YORK.  ANY ACTION COMMENCED UNDER THIS NOTE MUST BE COMMENCED IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK.

STRUCTURED SETTLEMENT INVESTMENTS, L.P.

By:	/s/ Michael Betzig

Exhibit 3.6(e)

LC1

NON-RESIDENTIAL LEASE FOR REAL ESTATE
PART ONE OF A TWO PART AGREEMENT

This form recommended and approved for, but not restricted to use by members of the Pennsylvania Association of REALTORS® when used with an approved addendum attached hereto.

LESSOR'S BUSINESS RELATIONSHIP WITH A PA LICENSED BROKER

BROKER (Company) Reber Real Estate PHONE 610/789-9000
ADDRESS 4633 State Road, Drexel Hill PA 19026 FAX 610/789-9010
BROKER IS THE AGENT FOR THE LESSOR. Designated Agent(s) for Seller, if applicable: n/a
OR
Broker is NOT the Agent for Lessor and is a/an: ☐ AGENT FOR LESSEE ☐ TRANSACTION LICENSEE

LESSEE'S BUSINESS RELATIONSHIP WITH PA LICENSED BROKER

BROKER (Company) n/a PHONE n/a
ADDRESS n/a FAX n/a
BROKER IS THE AGENT FOR THE LESSEE. Designated Agent(s) for Lessee, if applicable: n/a
OR
Broker is NOT the Agent for Lessee and is a/an: ☐ AGENT FOR LESSOR ☐ SUBAGENT FOR LESSOR ☐ TRANSACTION LICENSEE

PRINCIPALS (1-78)

This Agreement, dated February 11, 2005 is between

Robert M Reber
4633 State Road, Drexel Hill PA 19026

hereinafter called Lessor, and

Structured Settlement Investments, L P
From 666 Fifth Avenue, 8th Floor, New York NY 10103 866/973-8853

hereinafter called Lessee,

PROPERTY (02-03)

1. (a) WITNESSETH: Lessor agrees to let unto the Lessee premises being known as
4625-29 State Road, Drexel Hill PA 19026

in the Township of Upper Darby, County of Delaware
in the Commonwealth of Pennsylvania, Zip Code 19026 with improvements consisting of three office suites, 4625, 4627, and 4629 State Road, limited basement storage, parking with two exclusive parking spaces.

upon the following terms and conditions to wit:

(b) Total rental for entire term payable to Lessor $ 26,820.00
(c) Payments in advance ☒ Monthly ☐ n/a in the amount of: $ 2,235.00
(d) Cash or check to be paid before possession by Lessee which is to be applied on account as follows:

	Paid	Due
Advance rent 02/01/05 to 02/28/05	Paid $ 2,235.00	Due $ n/a
On account of final payment of rent	Paid $ n/a	Due $ n/a
Security deposit (see par.1(f))	Paid $ 2,235.00	Due $ n/a
Credit report	Paid $ n/a	Due $ n/a
n/a	Paid $ n/a	Due $ n/a
Totals - Paid to date	Paid $ 4,470.00	
Balance due before possession		Due $ n/a

(e) Adjusted payment of rent until regular due date, if any $ n/a

PREPARED BY AGENT: MaryAnne DiVeterano, Bookkeeper

LC1, NON-RESIDENTIAL LEASE FOR REAL ESTATE PART ONE OF A TWO PART AGREEMENT, 2/03. Pennsylvania Association of REALTORS®
COPYRIGHT PENNSYLVANIA ASSOCIATION OF REALTORS® 2003
RealFAST® Software, ©2005, Version 6.15. Software Registered to: Paul J. Gallagher, Century 21 Alliance

Lessee(s) ____ 02/14/05 13:49:35

Page 1 of 2
Lessor(s) ____

Exhibit 3.11(a)

Employment Agreement
between
Structured Settlement Investments, LP
and
Michael Betzig

EMPLOYMENT AGREEMENT (this "Agreement") dated as of December 1, 2010, by and between Structured Settlement Investments, L.P., a Delaware limited partnership ("SSI"), and Michael Betzig, an individual residing at 830 Blythe Avenue, Drexel Hill, PA 19026 ("Employee").

WITNESSETH:

WHEREAS, SSI desires to employ Employee as President and Employee desires to be exclusively employed by SSI as its President; and

WHEREAS, both parties desire to clarify and specify the rights and obligations which each have with respect to the other in connection with Employee's exclusive employment hereunder.

NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1.	Employment

SSI hereby employs Employee as its President, and Employee hereby accepts such exclusive employment and agrees to render his exclusive services as an employee of SSI, for the "Term" of this Agreement (as set forth in Section 5 below), subject to and upon the terms and conditions set forth herein.

2.	Duties and Responsibilities of Employee

a)
Commencing on the date first set forth above, Employee shall be exclusively employed as SSI's President, and Employee agrees to provide his exclusive services to SSI, subject to the terms and conditions hereof. Employee shall perform his duties and responsibilities in a manner commensurate with those of similarly situated employees in a similar business. In the performance of any and all of his duties for SSI, Employee shall report directly to Dennis Goett ("Goett"), or any other person or persons designated by SSI or Structured Settlements 2009, LLC.

b)
Employee shall use his best efforts to maintain and enhance the business and reputation of SSI and shall perform such other duties commensurate with Employee's position as may, from time to time, be designated to Employee. Employee's principal place of employment shall be the Philadelphia, PA metropolitan area, although Employee shall be readily available to travel as the reasonable needs of SSI shall require. Employee shall devote himself to the business and affairs of SSI on a full-time basis.

3.	Compensation

a)
In consideration for his services to be performed under this Agreement and as compensation therefore, SSI agrees to pay to Employee, during the Term an annual base salary (the "Base Salary") of One Hundred Seventy-Five Thousand Dollars ($175,000.00) per annum, payable in accordance with SSI's ordinary payroll practices for salaried employees. All payments of Base Salary shall be subject to all applicable withholdings and deductions.

b)
In the event that during the calendar years  of the term of this agreement, SSI shall earn an Operating Profit of equal to or greater than the target Operating Profit set forth below (“Minimum Operating Profit”) from the sale of structured settlement, lottery, assignable annuity, casino jackpot or other similar factored receivables originated by SSI or third party originators as determined by SSI in good faith, Employee shall be entitled to participate in a Management Bonus Pool equal to 10% of the Company’s Operating Profit. The Employee’s allocable share of said Management Bonus Pool shall be determined by the Compensation Committee of the Board of Directors of Structured Settlements 2009, LLC or such other parent company as may own the controlling equity interests in SSI on December 31st of each respective fiscal year. The Employees allocable share of the Management Bonus shall be payable on the 31st of March following the respective fiscal year in which the Minimum Operating  Profit was achieved; provided, however, that such payments shall no longer be required to be made if the Employee shall be terminated for Cause (as defined herein) or Employee shall voluntarily terminate his employment.

Fiscal Year	Minimum Operating Profit
2011	$750,000
2012	$2,000,000
2013	$3,500,000

c)	Other Bonus or incentives will be at the discretion of the SSI.

4.	Benefits

In addition to the compensation provided for in Section 3 above, Employee shall be entitled to the following benefits during and in respect of the Term of this Agreement:

a)
Employee shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, vision, retirement, disability and life insurance, generally made available by SSI to similar executives, subject to or on a basis consistent with the terms, conditions and overall administration of such plans or arrangements, and further, to the extent practicable, consistent with the benefits received by Employee from his immediately preceding employer; provided, that such plans and arrangements are made available at the absolute and sole discretion of SSI and nothing in this Agreement establishes any right of the Employee to the availability or continuance of any such plan or arrangement.

b)
Commencing in calendar year 2011, Employee shall be entitled to four (4) weeks paid vacation in accordance with SSI's standard practices as are in effect from time to time (provided, however, that vacation shall be earned by Employee in a manner consistent with the practices of Employee's immediately preceding employer) and at such times as are mutually agreeable to Employee and SSI.

c)
Employee shall be entitled to reimbursement for all reasonable travel, entertainment and other reasonable expenses incurred in connection with SSI's business, provided that such expenses are adequately documented in accordance with SSI's policies.

d)
All salaries, bonuses, taxable fringe benefits and other taxable payments or benefits provided by SSI to the Employee shall be subject to withholding for all applicable taxes and insurance premiums (if any) required to be paid by Employee pursuant to SSI benefit programs.

5.	Term of Employment

The term of Employee's employment hereunder shall commence on the effective date hereof and shall continue up to and including December 31, 2013 (the "Term"), subject to renewal upon SSI and the Employee's mutual agreement in writing. Any reference herein to the "Term" shall include any such renewal term.

6.	Restrictive Covenants

a)
Employee agrees and covenants that, at any time during which Employee is employed by SSI (which, for purposes of this Section 6 shall include SSI's successors in interest, subsidiaries and affiliates) or thereafter, he will not (without first obtaining the express permission of SSI (i) divulge to any person or entity, nor use (either himself or in connection with any business) any "Confidential Information" (as hereinafter defined in Section 6 (b) hereof) and (ii) divulge to any person or entity, nor use (either himself or in connection with any business) any "Trade Secrets" (as hereinafter defined in Section 6 (c) hereof) to which he may have had access or which had been revealed to him during the course of his employment, in each case, unless such disclosure is pursuant to a court order, disclosure in litigation involving SSI or in any reports or applications required by law to be filed with any governmental agency, but only after reasonable prior written notice thereof to SSI which written notice shall set forth in reasonable detail the proposed disclosure, to SSI.

b)
As used in this Agreement, the term "Confidential Information" shall mean and include all information and data in respect of SSI's operations or SSI's financial condition, products, customers and business (including, without limitation, artwork, photographs, specifications, facsimiles, samples, business, marketing or promotional plans, creative written material and information relating to characters, concepts, names, trademarks, trade names, trade dress and copyrights) which may be communicated to Employee or to which Employee may have access in the course of Employee's employment by SSI. Notwithstanding the foregoing, the term "Confidential Information" shall not include information which: (i) is, at the time of the disclosure, a part of the public domain through no act or omission by Employee; or (ii) is hereafter lawfully disclosed to Employee by a third party who or which did not acquire the information under an obligation of confidentiality to or through SSI.

c)
As used in this Agreement, the term "Trade Secrets" shall mean and include information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Notwithstanding anything to the contrary and in no way in limitation of the previous language, the term "trade secrets" includes all information protectable as "trade secrets" under applicable law. Nothing in this Section 6 shall limit any protections or remedy provided to SSI under any law, statute or legal principle relating to Confidential Information or Trade Secrets.

d)
Employee hereby agrees and covenants that during the period beginning with the initial commencement of Employee's employment with SSI (including subsidiaries or affiliates) and ending eighteen (18) months following the termination of Employee's employment with SSI for any reason or for no reason other than a termination without "Cause" ("Non-Compete Period"), Executive shall not, directly or indirectly, engage in or become interested in (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any person or entity) any business or enterprise that at any time during the Non-Compete Period shall be in whole or in part competitive with any material part of the business conducted by SSI (which, for purposes of this Section 6 shall include SSI's subsidiaries and affiliates); provided, however, that in the event of a termination of Employee without "Cause" the Non-Compete Period shall be ninety (90) days.

e)
Employee agrees and covenants that during the Non-Compete Period, Employee shall not, on his own behalf or on behalf of any third person or entity, directly or indirectly, solicit business from any brokers or attorneys that have done business with SSI (except for fulfilling his duties to SSI while in the employ of SSI), or recruit any then current employee, consultant or independent contractor of SSI, or any individual who has served in any such capacity at any time six (6) months prior thereto, for employment or any other relationship, or induce or seek to cause such person to terminate his or her employment or arrangement or relationship with SSI.

7.	Termination

a)
Termination by SSI for Cause. SSI may terminate and discharge Employee and terminate this Agreement for cause ("Cause") effective immediately upon written notice to the Employee or on any other date specified in such notice upon the occurrence of any one or more of the following events: (i) fraud, theft or embezzlement by Employee or the criminal indictment of the Employee of a felony whether or not related to the performance of his duties under this Agreement; (ii) Employee knowingly and intentionally causes SSI to violate any law or governmental rule or regulation to which SSI is subject; (iii) the Employee's knowing and intentional violation of any law in connection with the performance of the Employee's duties hereunder; (iv) the reckless disregard or willful misconduct of the Employee in the performance of any of his duties hereunder; (v) the breach of a fiduciary duty owed by the Employee to SSI; (vi) the breach by Employee of any covenant or agreement contained in this Agreement; or (vii) a breach of a representation or warranty by Sellers, which breach was known by Employee to be untrue, under that certain Purchase Agreement among Structured Settlements 2009 LLC and SSI-GP Holding, LLC, as sellers, and MangoSoft, Inc., as purchaser, thereto of even date herewith. No termination for Cause pursuant to this Section 7(a) (iv) or Section 7(a) (vii shall be effective unless and until Employee shall have been given written notice of any proposed termination for Cause, setting forth in reasonable detail the reasons for such alleged termination for Cause, and Employee has had the opportunity to cure same for a period of ten (10) days after SSI's giving of such written notice.

In the event Employee is terminated and discharged pursuant to this Section 7(a), all obligations of SSI hereunder shall cease, except that the Employee shall be entitled to receive (i) all earned but unpaid Base Salary, subject to all applicable withholdings and deductions in accordance with SSI's payroll practices, (ii) all accrued benefits under Section 4 hereof; however, on the date of termination all benefits under Section 4 hereof shall cease accruing and terminate immediately upon such discharge (subject to applicable law such as the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA")) and (iii) reimbursement from SSI for any monies due to Employee which right to reimbursement accrued prior to such discharge.

b)
Incapacity. Should Employee, in the reasonable judgment of a physician chosen by SSI, become incapacitated to the extent that he is unable, with or without a reasonable accommodation, to perform the essential functions necessary to carry out his duties pursuant to this Agreement either (i) for a period of three (3) consecutive months, or (ii) for any six (6) months out of any twelve (12) month period by reason of illness, disability or other incapacity, then SSI may terminate this Agreement upon thirty (30) days prior notice at any time after either of the foregoing periods and SSI shall have no further obligations to Employee or his legal representatives except that the Employee or his legal representatives shall be entitled to receive (i) all earned but unpaid Base Salary through the termination date, subject to all applicable withholdings and deductions in accordance with SSI's payroll practices, (ii) the balance of all earned but unpaid annual Bonus, subject to all applicable withholdings and deductions, (iii) all accrued benefits under Section 4 hereof, however, on the date of termination all benefits under Section 4 hereof shall cease accruing and terminate immediately upon such discharge (subject to applicable law such as COBRA) and (iv) reimbursement from SSI for any monies due to Employee which right to reimbursement accrued prior to such discharge.

c)
The final day of the Employee's Notice Period, (i) all accrued benefits under Section 4 hereof; however, on the date of termination all benefits under Section 4 hereof shall cease accruing and terminate immediately upon such discharge (subject to applicable law such as the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA")), and (ii) reimbursement from SSI for any monies due to Employee which right to reimbursement accrued prior to such discharge. Employee shall have no further obligations to SSI other than those set forth in Section 6(a), Section 6(b), Section 6(c) and Section 6(e), and any other provision hereof that survives the termination of the terms hereof.

8.	Violation of Others Agreements

Employee represents and warrants to SSI that he has full legal capacity to enter into this Agreement and accept employment with SSI; that Employee is not prohibited by the terms of any written or oral contract, agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any written or oral contract, agreement, understanding or policy to which Employee is or may be a party, or by which Employee may be bound; and that Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement. Employee agrees that, as it is a material inducement to SSI that Employee make the foregoing representations and warranties and that such representations and warranties at all times be true in all respects, Employee shall during the Term hereof and for the Non-Compete Period indemnify and hold SSI harmless from and against all liability, costs or expenses (including attorney's fees and disbursements) on account of the foregoing representations being untrue.

9.	Specific Performance; Damages

In the event of a breach or threatened breach of the provisions of Section 6 hereof, Employee agrees that the injury which could be suffered by SSI (which for purposes of this Section 9 shall include SSI's successor-in-interest, subsidiaries and affiliates) would be of a character which could not be fully compensated for solely by a recovery of monetary damages. Accordingly, Employee agrees that in the event of a breach or threatened breach of Section 6  hereof, in addition to and not in lieu of any damages sustained by SSI and any other remedies which SSI may pursue hereunder or under any applicable law, SSI shall have the right to equitable relief, including but not limited to issuance of a temporary or permanent injunction or restraining order, by any court of competent jurisdiction against the commission or continuance of any such breach or threatened breach, without the necessity of proving any actual damages or posting of any bond or other surety therefore. In addition to, and not in limitation of the foregoing, Employee understands and confirms that, in the event of a breach or threatened breach of Section 6 hereof, Employee may be held financially liable to SSI for any consequential loss suffered by SSI as a result thereof.

10.	Notices

Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the fifth calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

11.	Waivers

No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

12.	Preservation of Intent

Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, SSI and Employee agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

13.	Entire Agreement

This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

14.	Assignment

Neither this Agreement nor any rights or obligations of Employee hereunder shall be transferable or assignable by Employee. The SSI shall have the right to assign its rights and obligations hereunder.

15.	Amendment

This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

16.	Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17.	Counterparts

This Agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

18.	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Pennsylvania, without giving effect to such state's conflicts of law provisions. Each of the parties hereto irrevocably consents to the non-exclusive venue and jurisdiction of the federal and state courts located in the State of New York. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof whether sounding in contract or tort, and whether arising out of any statute, or otherwise, shall be settled by binding arbitration in New York City in accordance with the Rules of JAMS or its successor entity. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may otherwise be required by applicable statute. The losing party shall pay all the costs of the arbitration including the reasonable attorney's fees and costs of the other party. This section shall not preclude the parties from bringing an action in any court of competent jurisdiction for injunctive relief or other provisional remedy in relation to any dispute arising in connection with this Agreement.

19.	Survival

The provisions of each of Sections 6, Section 7, Section 8, Section 9, Section 10, Section 12, Section 13, Section 14, Section 16, Section 18 and this Section 19 shall survive the termination or expiration of the Agreement in accordance with their respective terms.

Balance of Page left Intentionally Blank – Signatures Affixed on Succeeding Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EMPLOYEE

By:	/s/ Michael Betzig
Michael Betzig

STRUCTURED SETTLEMENT INVESTMENTS, L.P.

By:	/s/ Dennis M. Goett
Dennis M. Goett, Chief Executive Officer

balance of page left intentionally blank

Exhibit 3.11(d)

Exhibit withheld for confidentiality reasons.  A copy may be requested from Buyer, MangoSoft, Inc.

Exhibit 3.11(i)

Exhibit withheld for confidentiality reasons.  A copy may be requested from Buyer, MangoSoft, Inc.

Exhibit 7.8

Fairness Analysis
Proposed Acquisition of
Structured Settlement Investments, LP
by MangoSoft, Inc.

HEMPSTEAD & CO. INCORPORATED

807 Haddon Ave.

Haddonfield, NJ 08033

(856) 795-6026

www.hempsteadco.com

1

Transaction Summary

- Hempstead & Co. Inc. ("Hempstead") has been engaged to provide an opinion as to the fairness, from a financial point of view, of the proposed transaction to common shareholders of MangoSoft.

- BUYER: MangoSoft, Inc. ("MGOF", "Publicly-Traded Company")
- SELLERS: Structured Settlement 2009, LLC and SSI GP, LLC
- COMPANY: Structured Settlements Investments, L.P. ("Structured Settlements", "SSI")

- Transaction: BUYER and SELLERS will enter into an equity purchase agreement under which BUYER will purchase all of the limited partnership interest, general partnership interest and other equity and ownership interests of the Company ("Interests").

- Consideration: In consideration for the Interests, BUYER will deliver to SELLERS 200,000 shares of restricted common stock of MangoSoft, Inc. to be allocated to the general partners and limited partners of SSI (per Unexecuted Partnership Interest Purchase Agreement).

- Forbearance Agreement: Obligations of SSI to LawCash will not be guaranteed by MangoSoft and will be payable pursuant to a promissory note (Promissory Note Draft).

2

Hempstead & Co. Inc.

Profile: MangoSoft, Inc.

- MangoSoft is a Publicly-Traded Company exploring alternative potential business models to leverage its intellectual property and achieve profitability.

  Through December 31, 2009, MangoSoft marketed, sold and supported Internet business software and networking services. As of January 1, 2010, the Publicly-Traded Company entered into a Hosting Licensing Agreement with Built Right Networks ("Built Right") under which Built Right provides the Publicly-Traded Company's software and services to existing MangoSoft customers and new Built Right customers for their own account. As a result, MangoSoft no longer develops new software products or services.

- All business operations are overseen by MangoSoft's officers and Board of Directors, who utilize third party contractors, as required, to implement the Publicly-Traded Company's business strategy.

- As of September 30, 2010, MangoSoft had three employees and does not lease or own any real property. MangoSoft, Inc. is incorporated in the State of Nevada and its principal executive offices are in Somers, New York.

- Mr. Dennis M. Goett is the MangoSoft's Chairman and CEO. Mr. Sean Gavin is the Publicly-Traded Company's CFO.

4

Hempstead & Co. Inc.

MangoSoft, Inc. Income Statement

	Dec 31 2008	Dec 31 2009	TTM Sept 30 2010	9 mos. end Sept 30 2009	9 mos. end Sept 30 2010
Services Revenues	$268,783	$149,097	$27,718	$121,379	$0
License Revenues related to Litigation Settlement	2,300,000	-	-	-	-
Total Revenues	2,568,783	149,097	27,718	121,379	-
Costs and Expenses:					
Cost of Services	259,475	175,029	39,730	135,299	-
Legal Fees Related to Litigation Settlement	763,000	-	-	-	-
General and Administrative	998,648	267,141	365,615	198,186	296,660
Total Costs and Expenses	2,021,123	442,170	405,345	333,485	296,660
Income from Operations	547,660	(293,073)	(377,627)	(212,106)	(296,660)
Other Income / (Expense)					
Dividend Income	-	7,807	-	7,807	-
Interest Income	19,400	89,128	12,739	82,969	6,580
Gain on Sale of Investments	-	84,253	95,423	31,826	42,996
Unrealized Investment Gain	-	56,094	55,674	66,511	66,091
Other Income / (Expense)	19,400	237,282	163,836	189,113	115,667
Net Income (Loss)	567,060	(55,791)	(213,791)	(22,993)	(180,993)

TTM = Trailing-Twelve Months

5

Hempstead & Co. Inc.

MangoSoft, Inc.
Income Statement Summary

- MangoSoft had no operating revenue in the nine months ending September 30, 2010. The Publicly-Traded Company has a history of substantial operating losses and an accumulated deficit of $89.4 million as of September 30, 2010.

- MangoSoft's recent financial reports contained "going concern" qualifications (10-Q September 30, 2010, pg. 7).

- Royalty Revenues for licensing of the MangoSoft's information technology was not expected to generate any revenues for the foreseeable future (10-Q, pg. 7).

- The Publicly-Traded Company received a return on investment of $52,767 during the nine months ending September 30, 2010 for its investment in LawCash (10-Q, pg. 10).

6

Hempstead & Co. Inc.

MangoSoft, Inc. Balance Sheet

	Dec 31 2008	Dec 31 2009	Sept 30 2010
ASSETS			
Current Assets			
Cash and Cash Equivalents	$ 1,982,192	$ 677,581	$ 460,031
Accounts Receivable	23,356	2,677	708
Prepaid Expenses	-	-	27,558
Notes Receivable - Related Party	-	600,000	600,000
Investments	-	502,312	471,624
Interest Receivable	-	7,233	7,000
Total Current Assets	2,005,548	1,789,803	1,566,921
Total Assets	$ 2,005,548	$ 1,789,803	$ 1,566,921
LIABILITIES			
Current Liabilities			
Accounts Payable	$ 153,177	$ 33,931	$ -
Accrued Compensation	3,076	-	-
Other Accrued Expenses	83,979	45,215	34,257
Total Current Liabilities	240,232	79,146	34,257
STOCKHOLDERS' EQUITY			
Stockholders' Equity			
Preferred Stock	20	20	20
Common Stock	5,443	5,443	5,443
Additional Pain-in Capital	90,926,274	90,927,406	90,930,406
Accumulated Deficit	(89,166,421)	(89,222,212)	(89,403,205)
Total Stockholders' Equity	1,765,316	1,710,657	1,532,664
Total Liabilties and Stockholders' Equity	$ 2,005,548	$ 1,789,803	$ 1,566,921

7

Hempstead & Co. Inc.

MangoSoft, Inc.
Balance Sheet Summary

- At September 30, 2010, MangoSoft held total assets of $1.57 million. Approximately $460,031 was cash, $600,000 was a note receivable from a related party ("note")and $471,624 was related to investments.

- Both the Publicly-Traded Company's note receivable from related parties ($600,000) and a significant portion of investments (Fair Value: $282,264) were connected to LawCash ("LawCash"). LawCash is in the business of financing litigations and the capital (note and investments) was to be used to fund various plaintiffs' receivables in the normal course of LawCash's business. MangoSoft and LawCash are directly or indirectly controlled by Mr. Selig Zises and Mr. Jay Zises. (10-Q, pg. 9)

- The note receivable from a related party represents an amount pursuant to an agreement entered into on January 29, 2009. Under this agreement MangoSoft agreed to loan $600,000 to Plaintiff Holding XI LLC, a newly formed wholly owned subsidiary of Plaintiff Funding Holding, Inc., d/b/a LawCash. The $600,000 loan is evidenced by a secured promissory note issued by the a subsidiary of LawCash to MangoSoft having a term of one (1) year and bearing interest at the rate of 14% per annum. LawCash's subsidiary's obligations with respect to the related party note are guaranteed by LawCash; in addition, Mr. Selig Zises has agreed to guarantee up to $120,000 of losses incurred by the Company in connection with the note.

8

Hempstead & Co. Inc.

MangoSoft, Inc.
Balance Sheet Summary (cont.)

- Investments also include rights acquired during 2009 from Plaintiff Funding Holding, Inc., d/b/a LawCash ("LawCash"), for the sum of $451,000 (the "Purchase Price"). In accordance with the bill of sale entered into in 2009 by the Company and LawCash pursuant to which the Company acquired the Cases (the "Bill of Sale"), LawCash will service the Cases pursuant to a master services agreement dated May 22, 2009 (the "Master Services Agreement") and the Company is entitled to receive from the disposition of the Cases (i) the return of the Purchase Price, and (ii) a return on the Purchase Price of 14% per annum.

- This investment, valued at $282,264 at September 30, 2010, is recorded at fair value using significant observable inputs other than quoted market prices and is considered to be level 2 investments in the fair value hierarchy.

9

Hempstead & Co. Inc.

Structured Settlement Investments, L.P. Overview

10

Hempstead & Co. Inc.

Profile: Structured Settlement Investments, L.P.

- Structured Settlements Investments, L.P. is engaged in the purchase and sale of rights to receive the tax-free settlement payments, lottery prize annuities, and assignable annuities in exchange for a lump sum, which is calculated based on the present value of future payments. These contractual annuities or deferred payments are sold in the estimated $80 billion secondary market for structured settlements. (SSI Business Plan)

- Since its inception in 2003, SSI has purchased and sold over $100 million in present value annuities, consisting mainly of insurance claims and legal settlements. (SSI Business Plan)

- Credit shortages since the 4th quarter of 2008 has limited funding for structured settlement purchases, reduced the Company's revenues and contributed to significant operating losses. (SSI Business Plan)

- On December 7, 2009, SS, LLC transferred all of its interest in the Partnership to Structured Settlements 2009, LLC, as a result of a foreclosure of a note payable held by SS, LLC with one of the members of Structured Settlements 2009, LLC. As of December 7, 2009, the Partnership's interests are owned 99.5% by Structured Settlements 2009, LLC (the "Limited Partners") and 0.5% by SSI-GP Holding, LLC (the "General Partner"). (SSI 2009 Financial Statements)

11

Hempstead & Co. Inc.

Profile: Structured Settlement Investments, L.P. (cont.)

- At the close of 2009, Dennis Goett acquired Structured Settlements 2009, LLC for $20,000. Consequently, Mr. Goett owns all the limited partner interests in SSI.

12

Hempstead & Co. Inc.

Structured Settlement Investments, L.P.
Income Statement

	Dec 31 2008	Dec 31 2009	TTM Sept 30 2010	9 mos. end Sept 30 2009	9 mos. end Sept 30 2010
Income Recognized on Structured Settlements	$12,660,897	$3,516,467	$3,322,973	$1,195,237	$1,001,743
Cost of Revenue:					
Annuitant Fundings	8,823,549	2,649,736	2,596,524	768,962	715,750
Brokers' Fees	2,059,794	364,032	208,987	184,390	29,345
Legal and Professional Fees	718,453	539,266	489,507	148,691	98,932
Administrative Fees	104,782	35,630	30,520	10,365	5,255
Costs of Construction	11,706,578	3,588,664	3,325,538	1,112,408	849,282
Gross Profit	954,319	(72,197)	(2,565)	82,829	152,461
General & Administrative Expenses	1,450,543	753,580	878,660	127,442	252,522
Income from Operations	(496,224)	(825,777)	(881,225)	(44,613)	(100,061)
Other Income / (Expense)					
Interest Income	-	-	-	-	-
Interest Expense	(15,613)	-	-	-	-
Bad Debt Expense	-	(1,138,667)	(1,138,667)	-	-
Total Other Income / (Expense), Reported	(15,613)	(1,138,667)	(1,138,667)	-	-
Income before Taxes	(511,837)	($1,964,444)	($2,019,892)	($44,613)	($100,061)
Provision for (Benefit from) Taxes	900	9,144	9,144	-	-
Net Income	($512,737)	($1,973,588)	($2,029,036)	($44,613)	($100,061)

TTM = Trailing-Twelve Months

13

Hempstead & Co. Inc.

Structured Settlement Investments, L.P.
Income Statement Summary

- SSI's revenues declined from $12.7 million in fiscal 2008 to $3.5 million in fiscal 2009. Subsequently, revenue declined to $3.3 million for the trailing-twelve months ending September 30, 2010.

- SSI reported operating losses for each of the three fiscal periods examined. Operating losses exceeded $800 thousand for both fiscal 2009 and the trailing-twelve month period.

- The Company recognized a bad debt expense of $1.1 million in fiscal 2009.

- SSI originated and underwrote 22 deals during the first six months of 2010 (latest available). Prior to the credit crisis, the Company averaged 10 transactions per month.

14

Hempstead & Co. Inc.

Structured Settlement Investments, L.P.
Balance Sheet

	Dec 31 2008	Dec 31 2009	Sept 30 2010
ASSETS			
Current Assets			
Cash	$ 0	$ 27,789	$ -
Annuitant Advances	40,950	27,950	17,836
Prepaid Expenses and Other Assets	17,468	12,472	9,578
Total Current Assets	58,418	68,211	27,414
Fixed Assets			
Property and Equipment, Net of Accum. Dep.	76,172	-	-
Total Assets	$ 134,590	$ 68,211	$ 27,414
LIABILITIES			
Liabilities			
Cash Overdraft	$ 108,135	$ -	$ 28,443
Accounts Payable and Accrued Expenses	24,467	336,685	342,384
Due to Affiliates	250,405	1,953,531	2,026,750
Total Liabilities	383,007	2,290,216	2,397,577
PARTNERS' DEFICIT			
Partners' Deficit			
Partners' Deficit	(248,417)	(2,222,005)	(2,370,163)
Total Partners' Deficit	(248,417)	(2,222,005)	(2,370,163)
Total Liabilities and Partners' Deficit	$ 134,590	$ 68,211	$ 27,414

15

Hempstead & Co. Inc.

Structured Settlement Investments, L.P.
Balance Sheet Summary

- At September 30, 2010, the balance sheet reflected total assets of $27,414 (primarily consisting of annuitant advances).

- The Company also owed advances of $1.95 million to cover legal and general operating expenses to an affiliated company (LawCash) at September 30, 2010 .

- Ownership of SSI is summarized as follows:

Shareholder	Interest	Percentage
Dennis Goett	Limited Partnership	99.500%
Selig Zises	General Partnership	0.141%
Jay Zises	General Partnership	0.141%
Dennis Shields	General Partnership	0.157%
Harvey Hirshfeld	General Partnership	0.047%
Jason Younger	General Partnership	0.015%
Total		100.000%

16

Hempstead & Co. Inc.

Transaction Rationale

- MangoSoft has no operating business model but has $460,000 cash and intangible assets as a public company. (10-Q)
- Structured Settlement Investments, L.P. has intangible assets including expertise in originating settlement annuities, distribution capabilities and a process for valuation of contracts including relationships with attorneys to review legal aspects of acquired settlements. (SSI Business Plan)
- Management believes that the sale of structured settlements will increase as the economy recovers and that it can benefit from a reduction in competition that occurred as similar companies failed as a result of the credit crisis of 2008 and ensuing difficult economic conditions. (SSI Business Plan)
- May allow use of MangoSoft net operating loss carry forwards.

17

Hempstead & Co. Inc.

Related Parties Issues Summarized

- MangoSoft, Structured Settlement Investments, L.P. and LawCash have inter-related shareholders and management.

- Structured Settlement Investments has outstanding obligations to LawCash of approximately $2 million at September 30, 2010.

- MangoSoft has receivables and investments in LawCash totaling $882,264 at September 30, 2010.

- MangoSoft is considering the acquisition of Structured Settlement Investments.

18

Hempstead & Co. Inc.

Fair Value Analysis

- Definition of fair value: A judicially determined standard of value. Pursuant to Section 262 (h) of the Delaware General Corporation Law, the fair value standard is set forth as follows:

  > " [T]he court shall appraise the shares, determining the fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors."

- Three primary approaches:
  - Market Approach
    - Actual Stock Price
    - Guideline Public Company Method
    - Comparable transaction data (M&A Method)
  - Income Approach
    - Discounted Cash Flows Methodology
  - Asset Approach
    - Adjusted Net Asset Value

20

Hempstead & Co. Inc.

MangoSoft, Inc. Stand-Alone Valuation

- MangoSoft's common shares are publicly-registered and traded over-the-counter, which may provide one indication of value. In fairness analysis, alternative approaches (in addition to MangoSoft's quoted stock price) are typically analyzed under the assumption that a company's quoted market price may not, in all cases, be the most reliable indication of fair value.
  - Market-based indications involve (i) examination of publicly-trade stock for indications of value (ii) analysis of comparable public companies and (iii) merger and acquisition transactions involving comparable targets
  - Income-based approach: Discounted Cash Flow methodology
  - Asset-based approach: Net Asset Value methodology
- Qualitative Factors Considered
  - The Company's has no operating business model and no anticipated revenues from royalties for the foreseeable future.
  - Recent financial statements have indicated "going concern" qualifications.
  - A significant portion of the Company's assets ($828,264) are related to investments in and notes receivables from Law Cash.

21

Hempstead & Co. Inc.

MangoSoft, Inc. – Stock Transactions in 2010

Date	Stock Price ($)	Share Volume	Dollar Volume ($)
5-Jan-10	$0.12	10,815	$1,298
22-Feb-10	$0.17	3,000	$510
17-Mar-10	$0.64	1,632	$1,044
18-Mar-10	$0.20	5,000	$1,000
23-Apr-10	$0.20	400	$80
29-Apr-10	$0.20	850	$170
24-Sep-10	$1.00	800	$800
29-Sep-10	$0.99	7,600	$7,524
8-Dec-10	$0.20	2,045	$409

Source: Google Finance

22

Hempstead & Co. Inc.

MangoSoft, Inc. - Stock Price

- MangoSoft's common stock is thinly traded. From January 1, 2010 through December 8, 2010, the stock only traded on nine days.

- Although MangoSoft has 5.44 million shares outstanding, only 32,142 shares changed ownership during the period observed. The total price paid for the shares traded over the time observed was approximately $32,000.

- Common shares of the Publicly-Traded Company traded from prices ranging from $0.10 to $1.00 over the ~11 months observed. (Management indicates that shares trading at higher prices may have been influenced by speculators.)

- MangoSoft's common stock most recently traded at $0.20 per share on December 8, 2010 when 2,045 shares were exchanged for $409.

- Given that the Publicly-Traded Company has 5,443,157 shares outstanding, based on the trading price on December 8, 2010, the market capitalization of the common equity of MangoSoft is $1,088,631.

23

Hempstead & Co. Inc.

MangoSoft, Inc.
Other Market-Based Approaches to Value

Guideline Company Methodology

- Based upon the presumption that prices paid for one company provide an indication of what a buyer would be willing to pay for the stock of another company sharing similar characteristics.
- The Publicly-Traded Company lacks the income or balance sheet bases for purposes of selecting and applying meaningful market-based comparative companies or valuation multiples.
- Ultimately, it was determined that the guideline public company data was not useful as a primary valuation methodology.

Transaction / M&A Methodology

- Transaction / M&A Method is based upon the prices paid for comparative property in mergers and acquisitions.
- Given that the Publicly-Traded Company has no operating business, review of online databases such as Pratt's Stats® in our judgment is not a useful source of guideline data.

24

Hempstead & Co. Inc.

MangoSoft, Inc. Income-Based Approach:

Discounted Cash Flows Method

- Under the DCF Methodology, the value of company's stock is specifically determined by discounting to present value the expected returns that accrue to the various capital holders.

- The discount rate reflects the intrinsic risk of the investment. In general, the presence of factors which create the potential for large deviations from projections result in a higher risk premium applicable to a given company.

- Previously, we noted that MangoSoft had no revenue through the first nine months of 2010. In addition, the Publicly-Traded Company has no operating business model and therefore, Management has no projections associated with MangoSoft as a standalone company.

- Since MangoSoft has no recent history of revenue or earnings and no business model to generate future earnings, we did not utilize an income-based approach to value.

25

Hempstead & Co. Inc.

MangoSoft, Inc.
Asset-Based Approach

- Under an asset-based approach, a stock's value is related to the underlying asset value of the company.
- Relevant when realization of the subject company's underlying net asset value is a relevant consideration (e.g. bankruptcy / liquidation scenario).
- MangoSoft had total assets of $1.57 million at September 30, 2010. Approximately $881,264 of total assets on the balance sheet were related to investments in and receivables from LawCash.
- The Publicly-Traded Company had total balance sheet liabilities, primarily accrued expenses of $34,257.
- Considering MangoSoft's total assets and total liabilities, the Publicly-Traded Company reported a net book value of $1.53 million; the Publicly-Traded Company had an implied book value per share of $0.28.

26

Hempstead & Co. Inc.

Summary: Stand-Alone Valuation of MangoSoft

- Market-Based Indications
  - Common Stock Aggregate Value of $1.09 million.
  - Common Share - Stock Price per Share: $0.20
  - Guideline Company and Transaction/M&A method were not utilized.
- Earnings-Based Indications
  - Not utilized.
- Asset-Based Indications
  - Total Net Asset Value of $1.53 million.
  - Book Value per Share: $0.28
- 200,000 Common Shares of MangoSoft have an indicated value of ranging from approximately $40,000 to $56,000.

27

Hempstead & Co. Inc.

SSI: Stand-Alone Valuation

- SSI's interest were privately-held and no common equity is publicly-traded. Therefore, in a fairness analysis, alternative approaches are typically analyzed as indications of fair value.
  - Market-based indications involve (i) actual transactions (ii) analysis of comparative public companies and (iii) merger and acquisition transactions involving comparable targets
  - Income-based approach: Discounted Cash Flow methodology
  - Asset-based approach: Net Asset Value methodology
- Qualitative Factors Considered
  - The Company has been in operation since 2003 and has originations of over $100 million (SSI Business Plan)
  - SSI had significant operating losses in recent fiscal periods and was foreclosed upon in December 2009 due to an inability to meet obligations.
  - The Company has liabilities to LawCash of $2 million that have been restructured.

28

Hempstead & Co. Inc.

SSI:
Guideline Public Company Methodology

- Based upon the presumption that prices paid for one company provide an indication of what a buyer would be willing to pay for the stock of another company sharing similar characteristics.
- Hoover's Online database was utilized to identify potential comparables. Primary search criteria were public companies involved in mercantile and sales financing. Such companies may be classified under the primary NAICS code 522220 including companies involved in sales financing.
- No appropriate comparable public companies were identified. Several factors are noted:
  - The guideline companies, on average, have more diversified product portfolios and services offerings. Structure Settlement Investments, L.P. only deals in one financial product category.
  - Publicly-traded companies, on average, have more favorable financial positions and more established operations than SSI.
  - The Company had only $3.3 million in revenues for the trailing-twelve month period ending September 30, 2010 , has suffered consecutive periods of net loss and has a negative book value.
- The Company lacks the income or balance sheet bases for purposes of selecting and applying meaningful market-based valuation multiples.
- Ultimately, it was determined that the guideline public company data was not useful as a primary valuation methodology.

29

Hempstead & Co. Inc.

SSI:
Actual Transaction

- Mr. Dennis Goett acquired 100% of Structured Settlement 2009, LLC in 2009 for $20,000 which represented 99.5% of the partnership interests in SSI.

30

Hempstead & Co. Inc.

SSI:
Transaction / M&A Methodology

- Transaction / M&A Method is based upon the prices paid for comparable property in mergers and acquisitions.
- Source of transaction data was Mergerstat Review 2010 published by FactSet Mergerstat LLC and Pratt's Stats® online transaction database.
- Transactions posted by Mergerstat and Pratt's Stats® under various industry classifications were reviewed.
- Merged and acquired company data are from controlling interest transactions and generally reflect a premium for control and a premium for buyer-specific synergies (acquisition premium), which are difficult to quantify and may not be applicable to the universe of potential buyers.
- There were no transactions involving similar companies in the Pratt's Stats® online database. Mergerstat Transaction data provided insufficient/undisclosed valuation metrics.

31

Hempstead & Co. Inc.

SSI: Income-Based Approach:

Discounted Cash Flows Method

- Under the DCF Methodology, the value of company's stock is specifically determined by discounting to present value the expected returns that accrue to the various capital holders.

- The formula for calculating the present value or discounted value of one dollar to be received at time = t is given following:

  PV = $1/(1+r)t

  t = time $1 is received

  r = discount rate

- The discount rate reflects the intrinsic risk of the investment. In general, the presence of factors which create the potential for large deviations from projections result in a higher risk premium applicable to a given company. SSI would be viewed by an investor as having a similar risk profile to a venture capital investment; thus, a discount rate commensurate with the significant risk profile of SSI is appropriate.

Stage of Development	Smith/Parr	Plummer	Scherlis and Sahlman
Start-Up	50%	50%-70%	50%-70%
First-Stage	40%	40%-60%	40%-60%
Second Stage	30%	35%-50%	30%-50%
Third Stage	25%	25%-35%	20%-35%

32

Hempstead & Co. Inc.

SSI: Management Projections

		FY '10	FY '11	FY '12	FY '13
Retail Transaction Revenue		$3,474,332	$8,190,000	$27,027,000	$56,156,100
Net Wholesale Funding Fees		$0	$250,000	$500,000	$500,000
Gross Revenue		**$3,474,332**	**$8,440,000**	**$27,527,000**	**$56,656,100**
% Growth					
Total COGS		$2,771,558	$6,297,750	$20,674,575	$42,753,173
Gross Profit		**$702,774**	**$2,142,250**	**$6,852,425**	**$13,902,928**
Gross Profit Margin		*20.2%*	*25.4%*	*24.9%*	*24.5%*
Total SG&A		**$952,030**	**$1,695,319**	**$3,662,597**	**$5,025,645**
SG&A (% of Revenue)		*27.4%*	*20.1%*	*13.3%*	*8.9%*
Net Operating Income (EBIT)		**($249,256)**	**$446,931**	**$3,189,828**	**$8,877,283**
EBIT Margin		*(7.2%)*	*5.3%*	*11.6%*	*15.7%*
Bad Debt Expense		$10,667	$0	$0	$0
Interest Expense		$0	$0	$0	$0
Interest Income		$0	$0	$0	$0
Pretax Income		**($259,923)**	**$446,931**	**$3,189,828**	**$8,877,283**
Pretax Margin		*(7.5%)*	*5.3%*	*11.6%*	*15.7%*
Income Taxes		0	178,773	1,275,931	3,550,913
Tax Rate	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*
Net Income (Loss)		**($259,923)**	**$268,159**	**$1,913,897**	**$5,326,370**
Net Income Margin		*(7.5%)*	*3.2%*	*7.0%*	*9.4%*

	FY '10	FY '11	FY '12	FY '13
EBIT	**($249,256)**	**$446,931**	**$3,189,828**	**$8,877,283**
Amortization	$0	$0	$0	$0
EBITA	**($249,256)**	**$446,931**	**$3,189,828**	**$8,877,283**
Depreciation	$4,041	$5,032	$7,532	$10,032
EBITDA	**($245,215)**	**$451,963**	**$3,197,359**	**$8,887,314**
EBITDA Margin	*(7.1%)*	*5.4%*	*11.6%*	*15.7%*

33

Hempstead & Co. Inc.

SSI: Stand-Alone Projections

- Projections extend from Fiscal 2010 - 2013
- SSI under performed projections through 9-months ending Sept 30, 2010 - $2.6 million projected vs. $1.0 million actual.

34

Hempstead & Co. Inc.

SSI: Stand-Alone Projection (cont.)

Adjustments:

- Assumes 1 year delay in realization of projections and implied Year 4 EBITDA of $3.2 million.
- Did not include cash flows during discrete projection period.
- Considered Exit multiples of 4-7x EBITDA
- Discount rates of 35%-45%

35

Hempstead & Co. Inc.

SSI: Stand-Alone DCF Analysis

Terminal Valuation Calculation			Present Value of Terminal Value		
Adj. Yr 4 EBITDA	Multiple	Terminal Value	35%	40%	45%
			0.30	0.26	0.23
$3,197,359	4	$12,789,438	$3,850,493	$3,329,196	$2,893,207
3,197,359	5	15,986,797	4,813,117	4,161,494	3,616,508
3,197,359	6	19,184,156	5,775,740	4,993,793	4,339,810
3,197,359	7	22,381,516	6,738,363	5,826,092	5,063,111

Equity Values (assuming $2.03 million debt)			Implied Per Share Values		
	Discount Rates				
35%	40%	45%	35%	40%	45%
$1,823,743	$1,302,446	$866,457	$0.32	$0.23	$0.15
2,786,367	2,134,744	1,589,758	0.49	0.38	0.28
3,748,990	2,967,043	2,313,060	0.66	0.52	0.41
4,711,613	3,799,342	3,036,361	0.83	0.67	0.54

Interest Bearing Debt	Shares Extant	To be Issued	Total Shares
$2,026,750	5,463,157	200,000	5,663,157

36

Hempstead & Co. Inc.

SSI: DCF Analysis Summary

- Range of Indicated Values: $0.15 per share to $0.83 per share.

- Indicated MangoSoft share value of $0.20 to $0.28 is at lower end of SSI DCF value.

37

Hempstead & Co. Inc.

Asset-Based Approach

- Under an asset-based approach, a stock's value is related to the underlying asset value of the company.

- Relevant when realization of the subject company's underlying net asset value is a relevant consideration (e.g. bankruptcy / liquidation scenario).

- Tangible net asset value (stockholders' equity) is negative at $2.37 million.

- Potential value of intangible assets is incorporated into DCF analysis.

38

Hempstead & Co. Inc.

Summary: Stand-Alone Valuation of SSI

- Market-Based Indications
  - $20,000 which represented 99.5% of the partnership interests in SSI.
  - SSI is not a publicly-traded company.
  - Guideline Company and Transaction/M&A method were not utilized as valuation methods.
- Earnings-Based Indications
  - DCF Analysis: $0.15 to $0.83 implied price is consistent with indicated value of common shares of MangoSoft at $0.20 to $0.28 a share.
- Asset-Based Indications
  - Liquidation recovery for common shareholders is likely negligible due to substantial liabilities due to LawCash.

39

Hempstead & Co. Inc.

Engagement Summary: Fairness Opinion

- In September 2010, Hempstead is engaged to analyze fairness of proposed transaction, from a financial point of view to common shareholders of MangoSoft, Inc.

- Hempstead receives compensation for financial advisory services and our fairness opinion is not contingent upon the outcome of analysis. Hempstead does not have a present or prospective interest in any of the parties involved in the transaction reviewed.

- Since being engaged, Hempstead has discussed the operations of and the prospects for MangoSoft, Inc., Structured Settlement Investments, L.P. and LawCash with Management. In particular, we have conferred with Dennis Goett, CEO of MangoSoft, Inc., Sean Gavin, CFO of MangoSoft, Inc., Michael C. Betzig, President of Structure Settlement Investments, L.P. , and Elliot Singer, MangoSoft Board Member.

40

Hempstead & Co. Inc.

Fairness Analysis

- Hempstead & Co. Inc. held an in-house fairness meeting to discuss and review the proposed transaction.

- Due to the MangoSoft, Inc.'s sale of its traditional information technology business, the Publicly-Traded Company has no business model or means of generating revenue. MangoSoft's auditors have issued a "going concern" qualification.

- The Publicly-Traded Company's common stock is thinly traded.

- The proposed transaction involves three companies: MangoSoft, SSI and LawCash with inter-related shareholders and management.

- Mr. Dennis Goett, a Board Member of MangoSoft will not be involved in voting on the potential acquisition due to his ownership interest in SSI.

41

Hempstead & Co. Inc.

Fairness Analysis

- If the business model of Structure Settlement Investments, L.P. is unsuccessful, the loss to the common stockholders of MangoSoft is limited to dilution arising from issuance of 200,000 shares.

- Should SSI be successful, minority common shareholders of MangoSoft, Inc. may see a significant upside benefit from the transaction. SSI has a proven business model that was successful until the credit crisis of 2008 that can plausibly be replicated again.

- Because the indicated DCF value of SSI is at or in excess of the indicated fair value of MangoSoft shares to be offered and because the downside to MangoSoft shareholders is limited, we conclude that the proposed transaction is fair from a financial point of view to the common shareholders of MangoSoft.

42

Hempstead & Co. Inc.

Opinion of Fairness

- Based upon the relevant facts and our interpretation of them, it is our opinion that the Common Stock to be received by the interest holders of Structured Settlement Investments, L.P., as a consequence of the Acquisition, is fair to the minority common stockholders of MangoSoft, Inc. from a financial point of view.

43

Hempstead & Co. Inc.

Documents and Information Reviewed Included:

- Partnership Interest Purchase Agreement for Structured Settlements Investments, L.P.
- MangoSoft, Inc. Form 10-K, December 31, 2009
- MangoSoft, Inc. Form 10-Q, December 31, 2010
- Structured Settlements Confidential Business Plan, September 2010
- Structured Settlements Investments, L.P. Audited Financial Statements for Fiscal Year ending December 31, 2008 and 2009 and Reviewed Financial Statements for six months ending June 30, 2010.
- Structured Settlements Financial Projections, Fiscal Years 2010-2013, Scenario Growth
- Employment Agreement between Structured Settlement Investments, L.P. and Michael Betzig
- Letter to Board of Directors of MangoSoft, Inc. from Rosen Kuslansky, Certified Public Accountants; Re: MangoSoft, Inc. liabilities to LawCash. October 29, 2010
- Industry Research: Structured Settlements
- Discussions with Management

44

Hempstead & Co. Inc.